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                                                                   EXHIBIT 10.32



                               OLDSMOBILE DIVISION
                       DEALER SALES AND SERVICE AGREEMENT

This Agreement, effective NOVEMBER 1, 1995, is entered into by General Motors Corporation, Oldsmobile Division ("Oldsmobile"), a Delaware corporation, and ROBERTSON OLDSMOBILE-CADILLAC, INC., a

[X]  GEORGIA corporation, incorporated JULY 27, 1982;
[ ]  Proprietorship;
[ ]  partnership;
[ ]  other - specify

doing business at 2355 BROWNS BRIDGE ROAD, GAINESVILLE, GEORGIA 30504-6064 ("Dealer").

                                    PREAMBLE

Oldsmobile has a long standing tradition Of providing quality vehicles of good value. Building upon its heritage, Oldsmobile's mission is to work with Oldsmobile dealers to earn and keep customers by providing internationally focused vehicles and uncompromised satisfaction throughout the shopping, buying and ownership experience.

The long term growth and mutual success of Oldsmobile and its dealers also depends significantly upon the ability and efforts of its dealers. Oldsmobile expects its dealers to effectively sell, service, and protect the reputation Of Oldsmobile Products and to satisfy the customers of Oldsmobile Products in a manner that demonstrates a caring attitude toward those customers.

                               CUSTOMER ENTHUSIASM

First

Exceeding customer expectation's is essential to the long term business success of Oldsmobile and its dealers. Oldsmobile and Dealer are dedicated to continuous improvement in customer enthusiasm by always striving to exceed customer expectations.

Oldsmobile will advise Dealer no less than on a yearly basis of the results of any dealer customer satisfaction index generated by Oldsmobile and relate such index to local and national geography. In the event that customer satisfaction surveys place Dealer in an unsatisfactory position relative to comparable Oldsmobile dealers Dealer will, upon request of Oldsmobile, cooperate in a review of Dealer's performance and participate in a Business Plan developed by Dealer and Oldsmobile to improve Dealer's performance to an acceptable level.

To enhance customer enthusiasm, Oldsmobile has implemented the Oldsmobile Edge program. Dealer participation is essential to the success of the program, and Dealer agrees to participate in the program. Oldsmobile may modify the program from time to time, and Oldsmobile will obtain input of the Board of Governance before adopting such modifications.
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                               BOARD OF GOVERNANCE

Second

Oldsmobile has established (the Oldsmobile Board of Governance. Its purpose is to foster and maintain a positive business relationship between Oldsmobile and the Oldsmobile Dealer Body that recognizes the mutual interests and interdependence of the parties. The Board is composed of all equal number of Oldsmobile dealer members and Oldsmobile personnel and will provide input and make recommendations to Oldsmobile on issues and subjects relating to their common business interests.

The Board may establish advisory committees to investigate, review, and make recommendations to the Board on various issues. Such advisory committees may address issues such as retail network planning, retail and wholesale standards, training, communications, product quality, facility size and image, long term product planning, marketing and advertising, and other issues as may be determined to be appropriate.

                                DEALER OPERATOR

Third

This Dealer Agreement is a personal service agreement entered into in reliance on the qualifications of the Dealer Operator named below and on Dealer's assurance that Dealer Operator will provide personal service by exercising full managerial authority over Dealership Operations. Dealer Operator must also meet all the other requirements set forth in Article 2 of (the Standard Provisions.

                             E. MOSS ROBERTSON, JR.
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                          DEALERSHIP IMAGE AND DESIGN

Fourth

As the point of customer contact with Oldsmobile Products, (the appearance and quality of dealership premises affects customer perception of Oldsmobile Products and Dealer. Dealer therefore agrees that its Dealership Premises will be properly equipped and maintained, and that the interior and exterior retail environment and signs will comply with any reasonable requirements and standards established by Oldsmobile to promote and preserve the image of Oldsmobile and its dealers. Oldsmobile will consult with and consider recommendations of the Board of Governance with respect to image requirements and standards. To assist Dealer, Oldsmobile will counsel and advise Dealer concerning facility appearance and design.

                    ADVERTISING AND PROMOTIONAL ACTIVITY

Fifth

Oldsmobile and Dealer agree to promote Oldsmobile Products in the conduct of their business, refrain from any activity harmful to the reputation of Oldsmobile Products and maintain uniformly high standards of ethical advertising. Oldsmobile believes in and supports dealer marketing associations and encourages Dealer to support and participate in Dealer's local marketing association.



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                               DEALER SALES REVIEW

Sixth

Oldsmobile will provide to Dealer, at least annually, a written Dealer Sales and Registration Report ("Report") advising Dealer of Dealer's retail sales index, Dealer's state ranking, and Oldsmobile's retail registration index and fleet registration performance in Dealer's Area of Primary Responsibility. Oldsmobile may modify the sales review process from time to time and will obtain input of the Board of Governance before adopting such modifications.

A Retail Sales Index of 100 (as referenced in the Report) is the minimum standard for Dealer to be considered in compliance with its commitment under
Article 5.1 to effectively sell and promote (the purchase, lease and use of Oldsmobile Products. Oldsmobile also expects Dealer to pursue available sales opportunities exceeding the minimum acceptable standard. Additionally, Oldsmobile expectations for performance in an area may exceed the minimum acceptable standard for individual dealer compliance. In the event the Dealer's Retail Sales Index or Dealer's state ranking or Oldsmobile's retail registration index place Dealer in an unsatisfactory position Dealer will, upon request of Oldsmobile, cooperate in a review of Dealer's performance and participate in a Business Plan developed by Dealer and Oldsmobile.

                                    TRAINING

Seventh

Oldsmobile and Dealer agree that professional and knowledgeable personnel are essential to customer enthusiasm and to the long term success of Oldsmobile and Dealer. Accordingly, Oldsmobile agrees to make available or recommend product, sales, service and parts, accounting and business management training for its dealers. Dealer agrees that its personnel will attend training identified by Oldsmobile as necessary. If Oldsmobile identifies Dealer deficiencies, Dealer agrees that its personnel will complete courses specified by Oldsmobile. Oldsmobile agrees to consult with the Board of Governance before adopting additional required training and will consider the Board of Governance recommendations as to content and frequency of additional required training. Oldsmobile and Dealer acknowledge that competent training from other sources is available and that Dealer may benefit from such training.

                              TOOLS AND EQUIPMENT

Eight

Oldsmobile and Dealer acknowledge that a properly equipped dealership promotes customer enthusiasm and sale of Oldsmobile Products. Oldsmobile agrees to provide Dealer with lists of those tools and equipment that Oldsmobile regards as essential. Dealer agrees that it will acquire and use essential tools and equipment identified by Oldsmobile. Oldsmobile agrees to consult with the Board of Governance prior to requiring additional tools or equipment other than those required to service new model Products.

                                    SOFTWARE

Ninth

From time to time during the term of this Agreement, GM will make available to Dealer certain information, data, software or firmware ("Software") electronically, incorporated into tools or other products or by other means. This Software may be owned outright by GM, or jointly with, or wholly by, a GM affiliated company or authorized supplier. Dealer agrees to limit its use of the Software to Dealership Operations and comply with any other restrictions on its use.

                       BUSINESS MANAGEMENT RESPONSIBILITY

Tenth

If Dealer is an authorized Dealer for more than one division of General Motors, OLDSMOBILE DIVISION will be primarily responsible for administering the provisions of the Dealer Agreement relating to the Dealer Statement of Ownership, Dealership Location and Premises Addendum, and Capital Standard Addendum. OLDSMOBILE DIVISION will execute or extend the appropriate documents for all Divisions.


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                                TERM OF AGREEMENT


Eleventh

This Agreement shall expire on OCTOBER 31, 2000, or ninety days after the death or incapacity of a Dealer Operator or Dealer Owner, whichever occurs first, unless earlier terminated. Dealer is assured the opportunity to enter into a new Dealer Agreement with Oldsmobile at the expiration date if Oldsmobile determines Dealer has fulfilled its obligations under this Agreement.

                           DISPUTE RESOLUTION PROCESS

Twelfth

Oldsmobile has long recognized that mutual respect, trust, and confidence are vital to the relationship between Oldsmobile and each authorized dealer. In those instances where a dispute arises between Dealer and Oldsmobile, Dealer is encouraged to present the matter to Oldsmobile management for review. If the matter is not resolved through management review, the provisions of the Dispute Resolution Process will apply. Oldsmobile will provide Dealer with a written copy of (the Dispute Resolution Process. Oldsmobile may modify the Dispute Resolution Process from time to time, and will obtain input from the Board of Governance before adopting such modifications.

                      INCORPORATION OF STANDARD PROVISIONS

Thirteenth

The "Standard Provisions" (GMMS 1013) are incorporated as a part of this Agreement.

                    ADDITIONAL AGREEMENTS AND UNDERSTANDINGS

Fourteenth

The following agreements and understandings are hereby incorporated into this
Agreement:

              (List any special letters, facility agreements, etc.)


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and all existing addenda (other than Successor Addendum) relating to Dealer
Statement of Ownership, Dealer Location and Premises Addendum, Capital Standard Addendum, Area of Primary Responsibility, Motor Vehicle Addendum and Multiple Dealer Operator Addendum, if applicable, which have not been re-executed at the time of this Agreement.


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                             EXECUTION OF AGREEMENT


This Agreement and related agreements are valid only if signed:

     (a) on behalf of Dealer by its duly authorized representative and, in the case of this Agreement, by its Dealer Operator; and

     (b) on behalf of Oldsmobile by its General Sales and Service Manager and his authorized representative. All related agreements will be executed by the General Sales and Service Manager or his authorized representative.

     ROBERTSON OLDSMOBILE-CADILLAC, INC.
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                                 Dealership Name


                                                OLDSMOBILE DIVISION
                                                General Motors Corporation



By: /s/ C M ROBERTSON JR.  8/28/95      By: /s/ D. E. LAKTI
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   Dealer Operator          Date          General Sales Service Manager

                                       By:
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                                          Authorized Representative       Date